CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Post-Effective Amendment to Registration
Statement No. 333-282789 on Form S-11 of our report dated March 17, 2026, relating to the financial statements of Brookfield Real Estate Income Trust Inc., appearing in the Annual Report on Form 10-K of Brookfield Real Estate Income Trust Inc. for the year ended December 31,
2025. We also consent to the reference to us under the heading “Experts” in such Registration
Statement.
/s/ Deloitte & Touche LLP
New York, New York
April 27, 2026